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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 MEDSCAPE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                              13-3879679
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

         134 WEST 29TH STREET
         NEW YORK, NEW YORK                             10001-5399
(Address of Principal Executive Offices)                (Zip Code)



If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |__|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

Securities Act registration statement file number to which this form relates:
333-77665 (If applicable)

       Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                             Name of Each Exchange on Which
to be so Registered                             Each Class is to be Registered

      None                                                  None



        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $0.01 par value per share
                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's registration statement on Form S-1 (File No. 333-77665) as originally filed with the Securities and Exchange Commission on May 4, 1999, or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.


Item 2.  Exhibits.

         The following exhibits are filed as part of this registration statement:

         1. Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registration Statement);

         2. Amendment to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.1 to the Registration Statement);

         3. Form of Amendment to the Amended and Restated Certificate to be filed in connection with the NDC and CBS transactions (incorporated by reference to Exhibit 3.1.2 to the Registration Statement);

         4. Amendment, filed September 3, 1999, to the Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1.3 to the Registration Statement).

         5. Form of Amended and Restated Certificate of Incorporation of the Registrant, to be filed prior to the closing of the offering made under the Registration Statement (incorporated by reference to Exhibit 3.2 to the Registration Statement);

         6. By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement);

         7. Form of Registrant's Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement);

         8. Amended and Restated Stockholders' Agreement, dated March 5, 1999, among the Registrant and certain of the Registrant's security holders (incorporated by reference to Exhibit 10.23 to the Registration Statement);

         9. Amendment, dated May 24, 1999, to the Amended and Restated Stockholders' Agreement (incorporated by reference to Exhibit
                  10.23.1 to the Registration Statement);

         10. Amended and Restated Stockholders' Agreement, dated August 4, 1999, among the Registrant and certain of the Registrant's security holders (incorporated by reference to Exhibit
                  10.23.2 to the Registration Statement)

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         11.      Form of Amendment, dated September 8, to the Amended and
                  Restated Stockholders' Agreement dated August 4, 1999 and consent to Conversion of Preferred Stock, among the Registrant and certain of the Registrant's security holders (incorporated by reference to Exhibit 10.23.3 to the Registration Statement)

         12. Form of Stockholders' Agreement between Medscape, Inc. and CBS Corporation, dated July __, 1999 (incorporated by reference to
                  Exhibit 10.32 to the Registration Statement);

         13. Form of Joinder Agreement among certain Medscape, Inc. shareholders, dated July __, 1999, in connection with the Stockholders' Agreement dated July __, 1999 (incorporated by reference to Exhibit 10.33 to the Registration Statement); and

         14. Form of Registration Rights Agreement between Medscape, Inc. and CBS Corporation, dated July __, 1999 (incorporated by reference to Exhibit 10.36 to the Registration Statement).


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:    September 24, 1999                MEDSCAPE, INC.




                                      By:  /s/ Paul T. Sheils
                                           -------------------------------------
                                           Paul T. Sheils
                                           Chief Executive Officer and President